UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2015

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2015, the Board of Directors (the “Board”) of BIND Therapeutics, Inc. (the “Company”) appointed Andrew Hirsch as President and Chief Executive Officer of the Company while it searched for a successor to Scott Minick, who resigned as President and Chief Executive Officer of the Company effective March 10, 2015. On June 22, 2015, the Board appointed Andrew Hirsch as President and Chief Executive Officer of the Company on a permanent basis (the “Permanent Appointment”).

Andrew Hirsch, age 44, has served as the Company’s President and Chief Executive Officer since March 10, 2015. Prior to that, Mr. Hirsch served as the Company’s Chief Operating Officer since February 15, 2014, and as its Chief Financial Officer since July 2012. From June 2011 to May 2012, he was Vice President of Finance and Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, until its acquisition by Celgene Corporation. From 2002 to 2011, Mr. Hirsch served in roles of increasing responsibility at Biogen, a biotechnology company, including the most recent role from 2010 to 2011 as Vice President, Corporate Strategy and M&A. Additionally, Mr. Hirsch held various positions in the finance organization at Biogen Idec, including leading the company’s Business Planning and Investor Relations functions.

In connection with the Permanent Appointment, Mr. Hirsch’s annual base salary was increased to $440,000, his annual performance-based target bonus was increased to 45% of his annual base salary and he received an option (the “Option”) to purchase 20,000 shares of the Company’s common stock. The Option has an exercise price equal to the closing price per share of the Company’s common stock on June 22, 2015, and will vest as to 25% of the total number of shares underlying such option on June 22, 2016 and, as to the remaining shares, in equal monthly installments over the thirty-six (36) months following June 22, 2016, such that such option shall be vested as to all shares on June 22, 2019.

In addition, on June 22, 2015, the Board elected Mr. Hirsch to the Board of Directors of the Company as a Class II director. The Company believes Mr. Hirsch is qualified to serve on its Board due to his extensive leadership experience in the biotechnology industry and within the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: June 22, 2015	By:	/s/ Andrew Hirsch

Andrew Hirsch
President and Chief Executive Officer